Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

Emulex to Continue Redesign of Products

Impacting Five Percent of Net Revenues

Court Approves Continued Shipment of Impacted Products Worldwide

COSTA MESA, Calif., March 19, 2012 – Emulex Corporation (NYSE: ELX) today reported the continued implementation of design changes for products impacted by the issuance of an injunction for two patents by the U.S. District Court for the Central District of California in the lawsuit filed against Emulex by Broadcom Corporation (NASDAQ: BRCM), based on U.S. revenues for sales of impacted products that were about five percent of Emulex’s net revenues for its second quarter of fiscal 2012. The injunction included a “sunset period” of 18 months for Emulex to continue selling impacted products in the US without design changes. Based on the jury assessment of royalties, and the terms of the injunction, Emulex estimates a charge of approximately $600,000 in liability for damages to Broadcom to its third quarter fiscal 2012 GAAP results. This amount is in addition to the $387,922 in liability previously reported by Emulex for that patent during the first quarter of 2012.

For its second fiscal quarter which ended on January 1, 2012, Emulex reported net revenues of $128.7 million, 76 percent (or $97.8 million) of which came from outside the US based on billed-to location. For the second fiscal quarter of fiscal 2012, the net revenues in the US for products impacted by issuance of the injunction were approximately $7 million. The design changes primarily focus on serializer/deserializer (SerDes) modules, which Emulex does not design but obtains from several suppliers, and which are included in impacted Emulex products. The impacted Emulex products include BE2, BE3, XE201, SOC 320, SOC 422 and SOC 442 ASICs, and products containing those ASICs.

Emulex to Continue Redesign of Products Impacting Five Percent of Net Revenues

“Emulex is dedicated to protecting the interest of its customers,” said Jim McCluney, the Chief Executive Officer of Emulex. “We have been working with our suppliers to implement design changes to the SerDes modules included in the impacted products.”

Broadcom had earlier asserted 12 different US patents against Emulex. Emulex presented a vigorous defense prior to the trial, and only 6 patents remained by the time of trial. After three weeks of trial, the court determined that one of the patents (7,058,150) had been infringed by Emulex, and the jury rendered an advisory verdict to the Court that it is not invalid, and awarded $387,922 in damages with respect to that patent. Subsequently, the judge determined that a second patent (7,471,691) had been infringed by Emulex. With respect to the remaining four patents, the jury found one not infringed and could not reach a unanimous verdict on the other three. Emulex intends to continue to vigorously defend its products, including a potential appeal.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel host bus adapters, network interface cards, converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

Emulex Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. These forward-looking statements include, among other matters, statements concerning the ultimate effects of any resolution of our patent litigation with Broadcom on our results of operations; our business outlook, as well as expectations of other future events and future performance. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of significant factors could cause actual results to differ materially from those in the forward- looking statements. These factors include intellectual property claims, with or without merit, could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We

Emulex to Continue Redesign of Products Impacting Five Percent of Net Revenues

cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations, and financial condition could be materially adversely affected. Ongoing lawsuits, such as the patent litigation action brought by Broadcom, present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, and diversion of management’s attention from other business matters. With respect to the Broadcom litigation, such potential risks also include, the availability of an adequate sunset period of time to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of SerDes modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. The current economic downturn and the resulting disruptions in world credit and equity markets that are creating economic uncertainty for our customers and the storage networking market as a whole has and could continue to adversely affect our revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire us may have an adverse effect on our operations. As a result of this uncertainty, we are unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated decline in the storage networking market, slower than expected growth of the storage networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by, any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the storage technology market; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effect of acquisitions; the effects of terrorist activities; natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011 and the significant flooding in various parts of Thailand in October 2011, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are also discussed in Emulex’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q. Statements in this release are based on current expectations and, except as required by law, Emulex undertakes no obligation to revise or update any forward-looking statements for any reason. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

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